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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Net.B@nk, Inc. on Form S-3 of our report dated February 5, 1998, incorporated by reference in the Annual Report on Form 10-K of Net.B@nk, Inc. for the year ended December 31, 1997, and to the use of our report dated December 16, 1998, appearing in the Prospectus that is part of Registration Statement No. 333-69587 which is incorporated by reference herein. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
February 4, 1999